Exhibit 99.1

Altra Reports Second-Quarter 2020 Results

Q2 Financial Performance Exceeds Sales and Profitability Expectations

Proactive Cost Management Supports Strong Operating Cash Flow

Reduced Debt by $24 Million; Repaid 100% of Revolving Credit Line

Raises 2020 Guidance

BRAINTREE, Mass., July 24, 2020 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the second-quarter ended June 30, 2020.

Q2 Financial Highlights

•

Second-quarter 2020 net sales were $400.8 million compared with $466.5 million in the second-quarter of 2019. Second-quarter 2020 organic sales were down 12.5% compared with the second-quarter of 2019. Excluding the impact of foreign currency translation, Power Transmission Technologies (PTT) segment sales were down 14.9% and Automation & Specialty (A&S) segment sales were down 10.3% compared with the prior year.*

•

For the second-quarter of 2020, the Company reported net income of $21.7 million, or $0.34 per diluted share, which compares with net income of $29.0 million, or $0.45 per diluted share, in the second-quarter of 2019.

•

Non-GAAP Net Income in the second-quarter of 2020 was $38.6 million, or $0.60 per diluted share. This is compared with Non-GAAP Net Income of $45.6 million, or $0.71 per diluted share, in the second-quarter of 2019.*

•	Non-GAAP Adjusted EBITDA in the second-quarter of 2020 was $88.9 million, or 22.2% of net sales, compared with $95.5 million, or 20.5% of net sales, in the second-quarter of 2019.*
•

Operating income margin in the second-quarter of 2020 was 13.0%, compared with operating income margin of 12.2% in the second-quarter of 2019. Non-GAAP Operating Income Margin in the second-quarter of 2020 was 17.8%, compared with 16.9% in the second quarter of 2019.*

•

Cash flow from operations for the second-quarter of 2020 was $38.8 million, compared with cash flow from operations of $56.8 million in the second-quarter of 2019. Non-GAAP Free Cash Flow was $29.7 million compared with Non-GAAP Free Cash Flow of $46.7 million in the second-quarter of 2019. Non-GAAP Adjusted Free Cash Flow, which excludes the impact of the interest rate swap termination payment was $64.4 million in the second-quarter of 2020.*

•

Paid down $24.0 million on the Company’s outstanding term loan in Q2 and ended the quarter with leverage of 3.8x total net debt to LTM non-GAAP adjusted EBITDA on an unaudited basis.  At the end of the second-quarter, Altra’s cash balance and availability under the revolving credit facility totaled approximately $514.9 million.*

COVID-19 Impact and Response

Prioritizing Employee Safety

Altra continues to manage through the COVID-19 pandemic with the guiding principle of safeguarding its employees, customers and shareholders. The Company is maintaining the protocols developed by its Pandemic Response Team and following guidance from national, state and local governmental and health authorities.

Ensuring Business Continuity

The Company’s Business Continuity Task Force was highly successful in ensuring continuity of supply for its customers and reopening manufacturing facilities impacted by the pandemic. During the second-quarter, Altra experienced minimal supply chain disruption and all material manufacturing facilities continued to be operational.

Effective Cost Management

Altra continued to take aggressive actions to reduce costs to protect the Company’s balance sheet and strengthen its financial flexibility. These included furloughs, merit increase suspensions, executive wage rollbacks, discretionary spending reductions, corporate travel suspension, and service provider and other expense reductions. In addition, the Company benefited from lower U.S. healthcare expenses during the second-quarter on a year-over-year basis as a result of a significant decline in preventative and other non-emergency medical care for employees. U.S. healthcare expenses are anticipated to return to historical levels as employees resume normal levels of medical care, and the Company does not expect to see the same level of benefit in the second half of the year.

Management Comments

“Altra’s second-quarter execution was outstanding as we exceeded our expectations for both revenue and profitability and demonstrated our ability to perform well in a downturn,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “The broad diversity of our end markets as a result of the merger has clearly helped mitigate the financial impact of the current economic crisis. Sales were higher than expected due to the outperformance of select markets – including the Class 8 truck and wind turbine markets in China – and better-than-anticipated overall demand during a tough macro-economic environment. Our aggressive actions to reduce costs led to the excellent bottom-line performance as well as strong cash flow generation and debt reduction.

“I am beyond proud of the Altra team around the globe as they continue to strive to keep fellow employees healthy by vigilantly maintaining safety protocols, while at the same time sustaining business continuity and positioning Altra for success in the post-pandemic world,” said Christenson. “We expect that certain of our markets will benefit as we move beyond COVID-19, such as factory automation, robotics, medical equipment and food processing.

“While visibility in the second half of the year remains limited due to the uncertainty around COVID-19, we believe we are well positioned to deliver on our new guidance assuming that we maintain current order rates. Against a challenging backdrop, we have demonstrated the incredible resilience of our business model and our team’s ability to take actions very quickly to maintain good cash flow and continue to reduce debt during a downturn. We are controlling what we can control in the short-term while protecting the necessary resources to drive growth and thrive as a premier industrial company for the long term when the global economy recovers,” concluded Christenson.

Business Outlook

While it is difficult to predict the severity and duration of the pandemic, Altra is updating its guidance to reflect management’s best estimate and practical assessment of the financial impact of COVID-19 to the Company’s business at this time. The guidance assumes that order levels remain steady. Management is closely monitoring the situation and is prepared to implement further cost-reduction measures should topline demand decelerate.

Altra is updating guidance for full year 2020 as follows:

•	Full-year 2020 sales in the range of $1,580 million to $1,640 million.
•	GAAP diluted EPS in the range of a loss of $1.16 to a loss of $0.94.
•	Non-GAAP diluted EPS in the range of $2.05 to $2.30.*
•	Non-GAAP adjusted EBITDA in the range of $305.0 million to $330.0 million.*
•

Tax rate for the full year of approximately 21% to 23% before discrete items, capital expenditures in the range of $40 to $45 million, and depreciation and amortization in the range of $124 to $127 million.

•	Non-GAAP Adjusted Free cash flow in the range of $160 million to $200 million.*

Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended June 30,		Year to Date Ended June 30,
	2020	2019	2020	2019
Net (loss)/income	$21.7	$29.0	$(95.0)	$64.2

Restructuring costs	$1.5	$3.2	$3.1	$5.5
Acquisition related stock compensation expense	0.5	0.8	1.0	1.9
Acquisition related amortization expense	17.3	17.6	34.8	35.4
Acquisition related expenses	—	0.2	—	0.7
Non-cash amortization of interest rate swap expense	2.2	—	2.2	—
Impairment of intangible assets - trademarks	—	—	8.4	—
Cross currency interest rate swap settlement fee	—	—	0.9	—
Tax impact of above adjustments	(4.6)	(5.2)	(10.9)	(10.4)
2019 tax benefit due to income tax rate change	—	—	(2.8)	—
Impairment of intangible assets - goodwill	—	—	139.1	-
Non-GAAP net income*	$38.6	$45.6	$80.8	$97.3
Non-GAAP diluted earnings per share*	$0.60	$0.71	$1.25	$1.51

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow

	Quarter Ended June 30,		Year to Date Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$38.8	$56.8	$73.7	$96.1
Purchase of property, plant and equipment	$(9.1)	$(10.1)	(17.3)	$(24.1)
Non-GAAP Free cash flow*	$29.7	$46.7	$56.4	$72.0
Payment for interest rate swap settlement	34.7	—	34.7	—
Non-GAAP Adjusted free cash flow*	$64.4	$46.7	$91.1	$72.0

*Reconciliation of Net Debt

	June 30, 2020	December 31, 2019
Debt	$1,572.9	$1,604.0
Cash	(220.1)	(167.3)
Net debt*	$1,352.8	$1,436.7

*Reconciliation of Non-GAAP Income From Operations:

	Quarter Ended June 30,		Year to Date Ended June 30,
	2020	2019	2020	2019
(Loss)/Income from operations	$52.1	$57.1	$(45.9)	$123.5
Income from operations as a percent of net sales	13.0%	12.2%	-5.5%	13.0%

Restructuring costs	$1.5	$3.2	$3.1	$5.5
Acquisition related stock compensation expense	0.5	0.8	1.0	1.9
Acquisition related amortization expense	17.3	17.6	34.8	35.4
Impairment of goodwill and intangible asset	—	—	147.5	—
Acquisition related expenses	—	0.2	—	0.7
Non-GAAP income from operations*	$71.4	$78.9	$140.5	$167.0
Non-GAAP Income from operations as a percent of net sales	17.8%	16.9%	16.8%	17.6%

*Reconciliation of GAAP to Non-GAAP Operating Income and Operating Income Margin

Selected Statement of Income Data
	Quarter Ended June 30, 2020			Quarter Ended June 30, 2019
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$400.8	$—	$400.8	$466.5	$—	$466.5
Cost of sales	257.4	—	257.4	299.5	—	299.5
Gross profit	143.4	—	143.4	167.0	—	167.0
Operating Expenses
Selling, general & administrative expenses	75.8	17.8	58.0	92.0	18.6	73.4
Research and development expenses	14.0	—	14.0	14.7	—	14.7
Restructuring costs	1.5	1.5	-	3.2	3.2	—
(Loss)/Income from Operations	$52.1	$19.3	$71.4	$57.1	$21.8	$78.9
GAAP and Non-GAAP Income from operations as a percent of net sales	13.0%		17.8%	12.2%		16.9%

	Year to Date Ended June 30, 2020			Year to Date Ended June 30, 2019
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$835.0	$—	$835.0	$949.3	$—	$949.3
Cost of sales	538.6	—	538.6	607.4	—	607.4
Gross profit	296.4	—	296.4	341.9	—	341.9
Operating Expenses
Selling, general & administrative expenses	162.9	35.8	127.1	182.9	38.0	144.9
Impairment of goodwill and intangible asset	147.5	147.5	—	—	—	—
Research and development expenses	28.8	—	28.8	30.0	—	30.0
Restructuring costs	3.1	3.1	—	5.5	5.5	—
Income from Operations	$(45.9)	$186.4	$140.5	$123.5	$43.5	$167.0
GAAP and Non-GAAP Income from operations as a percent of net sales	-5.5%		16.8%	13.0%		17.6%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended June 30,
	2020	2019
Net (loss)/income	$21.7	$29.0

Asset impairment and other, net	2.0	(0.3)
Tax expense	9.1	9.1
Interest expense	18.8	18.6
Depreciation expense	14.7	14.6
Acquisition related amortization expense	17.3	17.6
Acquisition related expenses	—	0.2
Stock compensation expense	3.8	3.5
Restructuring costs	1.5	3.2
Non-GAAP adjusted EBITDA	$88.9	$95.5
Non-GAAP adjusted EBITDA as a percent of net sales	22.2%	20.5%

*Reconciliation of 2020 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2020 Net Income	Projected Fiscal Year 2020 Diluted EPS
Net (loss) and diluted earnings per share	($75.1 - $60.5)	($1.16 - $0.94)
Restructuring costs	3.7 - 5.7
Cross currency interest rate swap settlement fee	0.9
Acquisition related stock compensation expense	1.8
Acquisition related amortization expense	68.7 - 70.0
Impairment of intangibles assets - trademarks	8.4
Non-cash amortization of interest rate swap expense	9.0
Tax impact of above adjustments (1) (2)	(20.8 - 22.5)
Impairment of intangible assets - goodwill	139.1
2019 tax benefit due to income tax rate change	(2.8)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$132.9 - 149.1	$2.05 - $2.30
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.0%

*Reconciliation of 2020 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2020
Net (loss)	($75.1 - $60.5)
Interest expense	75.1 -75.4
Tax expense	15.6 - 20.0
Depreciation expense	55.3 - 57.0
Acquisition related amortization expense	68.7 - 70.0
Stock based compensation	14.2 - 14.9
Impairment of goodwill and intangible asset	147.5
Restructuring costs	3.7 - 5.7
Non-GAAP adjusted EBITDA*	$305.0 - $330.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited second quarter 2020 financial results on Friday, July 24, 2020 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under Events and Presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on July 24th through midnight on August 7, 2020. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 6459679). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial, global manufacturer and supplier of electromechanical power transmission, motion control and automation products, including highly engineered power transmission, motion control and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,200 employees and over 50 production facilities in 16 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	June 30, 2020	December 31, 2019
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$220.1	$167.3
Trade receivables, net	230.6	243.2
Inventories	223.1	222.5
Income tax receivable	6.4	5.2
Prepaid expenses and other current assets	35.8	29.1
Total current assets	716.0	667.3
Property, plant and equipment, net	339.7	354.4
Goodwill	1,543.0	1,694.9
Intangible assets, net	1,450.4	1,502.4
Deferred income taxes	1.0	3.0
Other non-current assets, net	9.2	25.1
Operating lease, right of use asset	41.4	36.6
Total assets	$4,100.7	$4,283.7

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$140.1	$154.7
Accrued payroll	57.3	58.3
Accruals and other current liabilities	75.7	82.0
Income tax payable	11.9	13.2
Current portion of long-term debt	17.0	18.0
Operating lease liabilities	13.0	13.5
Total current liabilities	315.0	339.7
Long-term debt, less current portion and net of unaccreted discount	1,535.6	1,563.8
Deferred income taxes	368.2	369.1
Pension liabilities	30.5	30.8
Long-term taxes payable	2.7	4.5
Other long-term liabilities	9.8	28.8
Operating lease liabilities, net of current portion	30.4	24.7
Total stockholders' equity	1,808.5	1,922.3
Total liabilities, and stockholders' equity	$4,100.7	$4,283.7

Reconciliation to operating working capital:
Trade receivables, net	$230.6	$243.2
Inventories	223.1	222.5
Accounts payable	(140.1)	(154.7)
Non-GAAP operating working capital*	$313.6	$311.0

Consolidated Statements of Income Data:	Quarter Ended June 30,				Year to Date Ended June 30,
In millions of dollars	2020		2019		2020		2019
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Net sales	$400.8		$466.5		$835.0		$949.3
Cost of sales	257.4		299.5		538.6		607.4
Gross profit	$143.4		$167.0		$296.4		$341.9
Gross profit as a percent of net sales	35.8%		35.8%		35.5%		36.0%
Selling, general & administrative expenses	75.8		92.0		162.9		182.9
Impairment of goodwill and intangible asset	—		—		147.5		—
Research and development expenses	14.0		14.7		28.8		30.0
Restructuring costs	1.5		3.2		3.1		5.5
(Loss)/Income from operations	$52.1		$57.1		$(45.9)		$123.5
Income from operations as a percent of net sales	13.0%		12.2%		-5.5%		13.0%
Interest expense, net	18.8		18.6		36.2		38.4
Other non-operating (income)/expense, net	2.5		0.4		1.1		1.5
(Loss)/Income before income taxes	$30.8		$38.1		$(83.2)		$83.6
Provision for income taxes	9.1		9.1		11.8		19.4
Income tax rate	29.5%		23.9%		-14.2%		23.2%
Net (loss)/income	$21.7		$29.0		$(95.0)		$64.2

Weighted Average common shares outstanding:
Basic	64.6		64.3		64.5		64.3
Diluted	64.7		64.5		64.5		64.5
Net (loss)/income per share:
Basic	$0.34		$0.45		$(1.47)		$1.00
Diluted	$0.34		$0.45		$(1.47)		$1.00

Reconciliation of Non-GAAP Income from Operations:
(Loss)/Income from operations	$52.1		$57.1		$(45.9)		$123.5
Restructuring costs	1.5		3.2		3.1		5.5
Acquisition related stock compensation expense	0.5		0.8		1.0		1.9
Acquisition related amortization expense	17.3		17.6		34.8		35.4
Impairment of goodwill and intangible asset	—		—		147.5		—
Acquisition related expenses	—		0.2		—		0.7
Non-GAAP income from operations *	$71.4		$78.9		$140.5		$167.0
Non-GAAP income from operations as a percent of net sales	17.8%		16.9%		16.8%		17.6%

Reconciliation of Non-GAAP Net (Loss)/Income:	`
Net (loss)/income	$21.7		$29.0		$(95.0)		$64.2
Restructuring costs	1.5		3.2		3.1		5.5
Acquisition related stock compensation expense	0.5		0.8		1.0		1.9
Acquisition related amortization expense	17.3		17.6		34.8		35.4
Acquisition related expenses	—		0.2		—		0.7
Non-cash amortization of interest rate swap expense	2.2		—		2.2		—
Impairment of intangible assets - trademarks	—		—		8.4		—
Cross currency interest rate swap settlement fee	—		—		0.9		—
Tax impact of above adjustments	(4.6)		(5.2)		(10.9)		(10.4)
2019 tax benefit due to income tax rate change	—		—		(2.8)		—
Impairment of intangible assets - goodwill	—		—		139.1		—
Non-GAAP net income *	$38.6		$45.6		$80.8		$97.3
Non-GAAP diluted earnings per share *	$0.60	(1)	$0.71	(2)	$1.25	(3)	$1.51	(4)

(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.5% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.9% by the above items.
(3) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.8% by the above items.
(4) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.9% by the above items.

Cash flows from operating activities	Year to Date Ended June 30,
In millions of dollars	2020	2019

Net (loss)/income	$(95.0)	$64.2
Adjustments to reconcile net income to net operating cash flows:
Depreciation	29.3	28.9
Amortization of intangible assets	34.8	35.4
Amortization of deferred financing costs	2.3	2.3
Accretion of debt discount	0.2	—
Non-cash amortization of interest rate swap expense	2.2	—
Impairment of goodwill and intangible asset	147.5	—
Payment for interest rate swap settlement	(34.7)	—
(Gain)/Loss on foreign currency, net	(0.1)	0.8
Loss on disposal, impairment and other	—	0.2
Stock-based compensation	7.1	7.0
Changes in assets and liabilities:
Trade receivables	10.9	(10.2)
Inventories	(3.6)	(6.3)
Accounts payable, accrued payroll, accruals and current liabilities	(10.8)	(20.2)
Other current assets and liabilities	(14.6)	(4.5)
Other operating assets and liabilities	(1.8)	(1.5)
Net cash provided by operating activities	73.7	96.1
Cash flows from investing activities
Purchase of property, plant and equipment	(17.3)	(24.1)
A&S acquisition purchase price adjustment	—	(13.5)
Proceeds from cross currency interest rate swap settlement	56.2	0.3
Net cash provided by (used in) investing activities	38.9	(37.3)
Cash flows from financing activities
Borrowing under Revolving Credit Facility	100.0	—
Payments on Revolving Credit Facility	(100.0)	—
Payments on Term Loan Facility	(30.0)	(50.0)
Dividend payments	(22.3)	(22.0)
Net payments on financing leases, mortgages, and other obligations	(0.2)	(0.5)
Net proceeds/(payments) from China debt	(0.6)	2.4
Shares surrendered for tax withholding	(2.0)	(2.3)
Net cash used in financing activities	(55.1)	(72.4)
Effect of exchange rate changes on cash and cash equivalents	(4.7)	(1.8)
Net change in cash and cash equivalents	52.8	(15.4)
Cash and cash equivalents at beginning of period	167.3	169.0
Cash and cash equivalents at end of period	$220.1	$153.6

Reconciliation to Free Cash Flow:
Net cash flows from operating activities	$73.7	$96.1
Purchase of property, plant and equipment	(17.3)	(24.1)
Free Cash Flow *	56.4	72.0
Payment for interest rate swap settlement	34.7	—
Adjusted Free Cash Flow *	$91.1	$72.0

Selected Segment Data	Quarter Ended June 30,		Year to Date Ended June 30,
In millions of dollars	2020	2019	2020	2019
Net sales:
Power Transmission Technologies	$196.3	$234.9	$413.0	$469.8
Automation & Specialty	205.8	233.3	424.4	482.4
Inter-segment eliminations	(1.3)	(1.7)	(2.4)	(2.9)
Total	$400.8	$466.5	$835.0	$949.3

(Loss)/Income from operations:
Power Transmission Technologies	$23.9	$31.9	$49.5	$60.8
Automation & Specialty	26.0	31.8	(92.6)	72.4
Corporate	3.7	(3.4)	0.3	(4.2)
Restructuring costs	(1.5)	(3.2)	(3.1)	(5.5)
Total	$52.1	$57.1	$(45.9)	$123.5

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended June 30, 2020				Year to Date Ended June 30, 2020
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income/(loss) from operations:
Income/(loss) from operations	$23.6	$24.8	$3.7	$52.1	$48.6	$(94.8)	$0.3	$(45.9)
Restructuring costs	0.3	1.2	—	1.5	0.9	2.2	—	3.1
Acquisition related stock compensation expense	—	—	0.5	0.5	—	—	1.0	1.0
Impairment of goodwill and intangible asset	—	—	—	—	—	147.5	—	147.5
Acquisition related amortization expense	2.2	15.1	—	17.3	4.5	30.3	—	34.8
Total Non-GAAP Income/(loss) from operations	$26.1	$41.1	$4.2	$71.4	$54.0	$85.2	$1.3	$140.5
Non-GAAP Income from operations as a percentage of Segment net sales*	13.3%	20.0%		17.8%	13.1%	20.1%		16.8%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, Non-GAAP Operating Income Margin, and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, and Non-GAAP Diluted Earnings Per Share Guidance exclude acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Adjusted EBITDA

Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP Free Cash Flow is calculated by deducting purchases of property, plant and equipment and adding back the payment for interest rate swap settlement from net cash flows from operating activities.

Non-GAAP Adjusted Free Cash Flow

Non-GAAP Adjusted Free Cash Flow is calculated by adding back the payment for the interest rate swap settlement to Non-GAAP Free Cash Flow.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” statements regarding expectations with respect to the Company continuing to benefit from lower U.S. healthcare expenses and statements regarding the COVID-19 pandemic and (a) the Company’s navigation through such pandemic, (b) expectations regarding the ability of certain of the Company’s markets to benefit following recovery from such pandemic, such as factory automation, robotics, medical equipment and food processing, (c) limited visibility due to the uncertainty of such pandemic and the Company’s belief that it is well positioned to deliver on its 2020 guidance assuming it maintains current order rates and (d) the Company’s ability to control what it can control in the short-term while protecting the necessary resources to drive growth and thrive as a premier industrial company for the long term when the global economy recovers.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our enterprise resource planning system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) the risk associated with the UK’s departure from the European Union, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (36) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, and (37) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com